                                                                   EXHIBIT 4.0


                       FIRST AMENDMENT TO LOAN AGREEMENT

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  Principal           Date       Maturity   Loan No   Call   Collateral   Account   Officer   Initials
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
$25,000,000.00     06-30-1997                                                        536
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  References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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BORROWER: SEARCH FUNDING II, INC.           LENDER: HIBERNIA NATIONAL BANK
          (TIN: 75-2554995)                         (TIN: 72-0210640)
          600 NORTH PEARL STREET                    313 CARONDELET STREET
          SUITE 2500, L.B. 123                      POST OFFICE BOX 61540
          DALLAS, TEXAS 75201-2899                  NEW ORLEANS, LOUISIANA 70161

================================================================================
THIS FIRST AMENDMENT TO LOAN AGREEMENT ("THIS FIRST AMENDMENT"), entered into as of JUNE 30, 1997, is by and between SEARCH FUNDING II, INC. ("BORROWER"), and HIBERNIA NATIONAL BANK ("LENDER"), a national banking association, who agree as follows:

    WHEREAS, on SEPTEMBER 11, 1996, Borrower and Lender entered into a Loan Agreement ("THE LOAN AGREEMENT");

    WHEREAS, the Guarantor of the Loan made pursuant to the Loan Agreement has changed its name from SEARCH CAPITAL GROUP, INC. to SEARCH FINANCIAL SERVICES INC.; and

    WHEREAS, Borrower has requested changes in the Minimum Adjusted Net Worth requirement and the Event of Default regarding payment of dividends, and Lender has agreed to make changes in those provisions of the Loan Agreement on the terms and conditions of this First Amendment;

NOW, THEREFORE, in order to effect the name change of the Guarantor and the Loan Agreement changes agreed to by Lender, Borrower and Lender do hereby amend the Loan Agreement in the following respects:

AMENDMENT TO DEFINITION OF GUARANTOR. The definition of the term "GUARANTOR" under the DEFINITION section of the Loan Agreement is amended to read as follows:

    GUARANTOR. The word "Guarantor" means and includes individually, collectively, interchangeably and without limitation, SEARCH FINANCIAL SERVICES INC., and each and all other guarantors, sureties, and accommodation parties in connection with any Indebtedness.

AMENDMENT OF REPRESENTATIONS AND WARRANTIES. The following representation and warranty provisions contained in the REPRESENTATIONS AND WARRANTIES section of the Loan Agreement are hereby amended to read as follows:

    STOCK OWNERSHIP. Borrower is a wholly owned subsidiary of SEARCH FINANCIAL SERVICES INC., a Delaware corporation that was formerly named SEARCH CAPITAL GROUP, INC. and that is a Guarantor of the Indebtedness and the owner of all the authorized and issued capital stock of Borrower.

    LOCATION OF BORROWER'S REGISTERED OFFICE. The registered office of Borrower is 600 NORTH PEARL STREET, SUITE 2500, L.B. 123, DALLAS, TEXAS 75201-2899, or as Borrower may otherwise notify Lender as required by this Agreement.

    LOCATION OF BORROWER'S CHIEF EXECUTIVE OFFICE. The chief executive office of Borrower [as pertinent under La.-R.S. 10:9-103(3)(d) and similar applicable laws] is 600 NORTH PEARL STREET, SUITE 2500, L.B. 123, DALLAS, TEXAS 75201-2899, or as Borrower may otherwise notify Lender as required by this Agreement.

    LOCATION OF BORROWER'S RECORDS. Borrower maintains an office and keeps its records concerning any of the Collateral at 600 NORTH PEARL STREET, SUITE 2500, L.B. 123, DALLAS, TEXAS 75201-2899, or as Borrower may otherwise notify Lender as required by this Agreement.

AMENDMENT OF AFFIRMATIVE COVENANTS. The following covenants contained in the AFFIRMATIVE COVENANTS section of the Loan Agreement are hereby amended to read as follows:

    ANNUAL FINANCIAL STATEMENTS - SEARCH FINANCIAL SERVICES. Without demand or request by Lender, furnish Lender with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, fiscal year-end financial statements (including consolidated balance sheet, income statement and statement of cash flows) for Borrower's parent corporation, SEARCH FINANCIAL SERVICES INC., prepared in the form of consolidated statements for the parent corporation and all of its subsidiaries, including Borrower, audited by a certified public accountant satisfactory to Lender and accompanied by the unqualified opinion of the certified public accountant. The certified public accounting firm of BDO Siedman shall be qualified as a certified public accountant satisfactory to Lender.

    MONTHLY FINANCIAL STATEMENTS - SEARCH FINANCIAL SERVICES. Without demand or request by Lender, furnish Lender with, as soon as available, but in no event later than ten (10) Business Days after the end of each calendar month, month-end financial statements (including balance sheet and income statement) for Borrower's parent corporation, SEARCH FINANCIAL SERVICES INC., prepared in the form of consolidated statements for the parent corporation and all of its subsidiaries, including Borrower, for the prior month, prepared and certified as correct, in all material respects, subject to year-end adjustments, to the best knowledge and belief, by the chief financial officer of SEARCH FINANCIAL SERVICES INC., or other officer or person acceptable to Lender.

    GUARANTIES. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, on Lender's forms, and in the amounts and by the guarantors named below:

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                    GUARANTOR                            AMOUNTS
                    ---------                            -------
           SEARCH FINANCIAL SERVICES INC.               UNLIMITED
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AMENDMENT OF NEGATIVE COVENANTS. The following covenant contained in the
NEGATIVE COVENANTS section of the Loan Agreement is hereby amended to read as follows:

06-30-1997            FIRST AMENDMENT TO LOAN AGREEMENT                 PAGE 2
LOAN NO.                         (CONTINUED)
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    ISSUANCE OF SHARES. Issue, sell or otherwise dispose of, any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire any shares or securities of Borrower other than shares of its capital stock issued as stock dividends; provided, however, that (a) Borrower shall be allowed to issue its shares and securities to, and acquire its shares and securities from, its parent corporation, SEARCH FINANCIAL SERVICES INC., and (b) Borrower may also issue its shares and securities to, and acquire its shares and securities from, others if, after the transaction, SEARCH FINANCIAL SERVICES INC., owns and controls more than 50% of the voting rights for the election of directors.

AMENDMENT OF FINANCIAL COVENANTS. The following provisions contained in the FINANCIAL COVENANTS section of the Loan Agreement are hereby amended to read as follows:

    DEFINITIONS. For purposes of testing compliance with these Financial Covenants the following terms shall have the following meanings. Except as otherwise provided by these defined terms, all computations made to determine compliance with these Financial Covenants shall be made on a consolidated basis for SEARCH FINANCIAL SERVICES INC., and all of its subsidiaries, in accordance with generally accepted accounting principles, applied on a consistent basis, and certified as true and correct, in all material respects, to the best knowledge and belief, by the chief financial officer of SEARCH FINANCIAL SERVICES INC., or other officer or person acceptable to Lender.

         ADJUSTED NET WORTH. The term "Adjusted Net Worth" shall mean the
         Stated Net Worth of SEARCH FINANCIAL SERVICES INC., and its subsidiaries, on a consolidated basis, plus Subordinated Debt, less Intangibles, and less amounts (a) due from any shareholder, director, officer, employee or agent of SEARCH FINANCIAL SERVICES INC., or of any subsidiary or affiliate of SEARCH FINANCIAL SERVICES INC., or (b) due from any person or entity (other than a subsidiary) which is affiliated with, or related to, SEARCH FINANCIAL SERVICES INC., or any of its subsidiaries, or any of the shareholders, officers, or directors of SEARCH FINANCIAL SERVICES INC., or any of its subsidiaries.

         DEBT. The term "Debt" shall mean all liabilities of SEARCH FINANCIAL SERVICES INC., and its subsidiaries, on a consolidated basis, INCLUDING SUBORDINATED DEBT.

         INTANGIBLES. The term "Intangibles" shall mean all of the intangible assets of SEARCH FINANCIAL SERVICES INC., and its subsidiaries, on a consolidated basis, including goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible expenses, but excluding leaseholds and leasehold improvements.

         SUBORDINATED DEBT. The term "Subordinated Debt" shall mean indebtedness and liabilities of SEARCH FINANCIAL SERVICES INC., and its subsidiaries which have been subordinated by written agreement to the Indebtedness, and to the indebtedness of any Guarantor to Lender, in form and substance acceptable to Lender.

         STATED NET WORTH. The term "Stated Net Worth" shall mean the total assets of SEARCH FINANCIAL SERVICES INC., and its subsidiaries, on a consolidated basis, less total Debt.

    MINIMUM ADJUSTED NET WORTH. SEARCH FINANCIAL SERVICES INC., shall maintain an Adjusted Net Worth of no less than $15,000,000.00 until quarter ending September 30, 1997. Beginning with the quarter ending on September 30, 1997, SEARCH FINANCIAL SERVICES INC., shall maintain an Adjusted Net Worth of no less than $20,000,000.00.

    MAXIMUM LEVERAGE POSITION. SEARCH FINANCIAL SERVICES INC., shall maintain a leverage position of no more than 5.00 to 1.00, where leverage position is the result of the following formula:

                            Debt - Subordinated Debt
                      ------------------------------------
                      Stated Net Worth + Subordinated Debt

    TESTING FREQUENCY. Compliance with Minimum Adjusted Net Worth and Maximum Leverage Position requirements shall be tested quarterly (based on the fiscal year of SEARCH FINANCIAL SERVICES INC.) based on the then most recent financial statements of SEARCH FINANCIAL SERVICES INC., and its subsidiaries, on a consolidated basis.

AMENDMENT OF EVENTS OF DEFAULT. The Payment of Dividends by Search Capital Group, Inc., event contained in the EVENTS OF DEFAULT section of the Loan Agreement is hereby amended to read as follows:

    PAYMENT OF DIVIDENDS BY SEARCH FINANCIAL SERVICES INC. - BEFORE SEPTEMBER 30, 1997. Should SEARCH FINANCIAL SERVICES INC., before September 30, 1997, pay or declare any dividends on its stock (other than dividends payable in its stock) unless (a) its Adjusted Net Worth (as defined in the FINANCIAL COVENANTS section above) exceeds $15,000,000.00, and (b) payment of the dividend will not reduce its Adjusted Net Worth to an amount equal to or less than $15,000,000.00.

    PAYMENT OF DIVIDENDS BY SEARCH FINANCIAL SERVICES INC. - ON AND AFTER SEPTEMBER 30, 1997. Should SEARCH FINANCIAL SERVICES INC., on or after September 30, 1997, pay or declare any dividends on its stock (other than dividends payable in its stock) unless (a) its Adjusted Net Worth (as defined in the FINANCIAL COVENANTS section above) exceeds $22,500,000.00, and (b) payment of the dividend will not reduce its Adjusted Net Worth to an amount equal to or less than $22,500,000.00.

CONDITIONS PRECEDENT. This First Amendment shall become effective as of JUNE 30, 1997, upon (a) payment by Borrower to Lender of an amendment fee of $5,000.00, (b) receipt by Lender of evidence sufficient to Lender that execution of this First Amendment by the undersigned representative of Borrower has been duly authorized, (c) receipt by Lender of this First Amendment duly executed by the authorized representative of Borrower, and (d) execution of this First Amendment by a duly authorized representative Lender.

NO NOVATION. This First Amendment shall not in any manner constitute or be construed to constitute a novation, discharge, forgiveness, extinguishment or release of any obligation for amounts due under the Loan Agreement, which obligations, as amended hereby, shall continue in full force and effect, and retain the same ranking, priority and order as prior hereto, in accordance with the terms of the Loan Agreement. Borrower hereby confirms and ratifies all of the security as described in the Loan Agreement, and all notes, mortgages, pledges, security agreements, and other agreements executed in connection therewith, all of the foregoing to secure all amounts described in the Loan Agreement.
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06-30-1997            FIRST AMENDMENT TO LOAN AGREEMENT                 PAGE 3
LOAN NO.                         (CONTINUED)
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REPRESENTATIONS AND WARRANTIES. Borrower hereby confirms, reaffirms, and restates the representations, warranties, affirmative covenants and negative covenants set forth in the Loan Agreement. Borrower also represents and warrants that there has been no undisclosed material adverse change in (i) Borrower's business operation, (ii) management, and/or (iii) any other facts, circumstances or conditions upon which Lender has relied or utilized in making its decision to enter into this First Amendment.

DEFINITIONS. Terms defined in the Loan Agreement shall have their defined meanings when used herein, except as otherwise provided for herein.

LIMITED EFFECT. Except as amended and modified herein, the Loan Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

GOVERNING LAW. This First Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Louisiana.

BORROWER AND LENDER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS FIRST AMENDMENT TO LOAN AGREEMENT, AND BORROWER AND LENDER AGREE TO ITS TERMS. THIS AGREEMENT IS EFFECTIVE ON JUNE 30, 1997.

BORROWER:
SEARCH FUNDING II, INC.




By: /s/ ROBERT D. IDZI
   -------------------------------------------------
    Robert D. Idzi, Senior Executive Vice President


LENDER:
HIBERNIA NATIONAL BANK




By: /s/
   -------------------------------------------------
    Authorized Officer


                                 ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF DALLAS

On this 15th day of July, 1997, before me, Robin K. Brem, a Notary Public in and for the County and State aforesaid, personally appeared ROBERT D. IDZI, duly known to me to be a Senior Executive Vice President of SEARCH FUNDING II, INC., a Texas corporation, the corporation described as Borrower in this First Amendment to Loan Agreement and the same corporation that executed this First Amendment to Loan Agreement, and duly acknowledged to me that he signed his name thereto by authority granted by the Board of Directors of said corporation.




                                  NOTARY PUBLIC  /s/ ROBIN K. BREM
                                  My Commission Expires: 11-02-99
                                                        ------------------------